POWER OF ATTORNEY

				TO SIGN FORMS 4 AND 5



     The undersigned director/officer of Anixter International Inc. hereby authorizes
  John Dul, James Knox or Dennis Letham to sign on behalf of the undersigned any

  Forms 4 and 5 that are required to be filed from time to time with the Securities and Exchange Commission. Such forms shall be completed from the information furnished by me to the Company and the information in the Company's records. This authority shall continue in effect until revoked.






  Dated this 26th day of August, 2002.

  Signed:   	R.L. Crandall

  Printed Name: R.L. Crandall